UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Hello, this is Sandy Cavanaugh, President and CEO of Russell Investment Company. I am calling regarding the shares you own in Russell Investment Company mutual funds.

We still urgently need your proxy vote prior to the shareholder meeting on May 24, 2016.

Your vote is critical no matter how many shares you own.

Please vote by following the instructions on the proxy card that you recently received in the information packet. Or you may call 1-844-700-1478.

We appreciate your prompt attention to this very important matter and thank you for your time and your vote.

Shareholder Name

Address

Address

Address

Reference Number:

Russell Investment Company Funds

PROXY VOTES URGENTLY NEEDED

Dear Shareholder:

As a shareholder in Russell Investment Company (RIC) Funds, you have the right to have a say in how the funds are managed. We recognize we have sent many notices already, but your vote is very important to us. We must receive a minimum number of votes per fund prior to the special shareholder meeting, scheduled for May 24, 2016, in order to hold a valid meeting.

By taking a moment to vote, all future communications to you regarding this matter will be stopped.

There are three ways you may vote:

1.	Abstain – shares will be counted for purposes of determining whether there is a quorum at the special shareholder meeting and will abstain from voting on the proposal as detailed in the proxy statement.

2.	For – shares will be voted for the proposal as detailed in the proxy statement.

3.	Against – shares will be voted against the proposal as detailed in the proxy statement.

Voting is quick and easy:

•	For personal assistance, call 1-844-700-1478 (toll free) between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Thursday, between 9 a.m. and 6:00 p.m. Eastern time on Friday, and between 10:00 a.m. and 6:00 p.m. Eastern time on Saturdays.

•	By calling the toll-free number, you will be speaking with a representative of Boston Financial Data Services, the firm assisting Russell Investments in the effort of gathering votes.

•	Please have the reference number listed above available at the time of your call. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. You will receive a confirmation of your vote by return mail.

•	Alternatively, you may also:

•	Visit the website listed on your proxy card.

•	Mail the proxy card. Please be sure to sign, date, and return the card in the included postage-paid envelope.

We appreciate your voting. Thank you for investing with us.

Sincerely,

Russell Investments